             As filed with the Securities and Exchange Commission on May 1, 2001
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                AMAZON.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                                      91-1646860
(State or Other Jurisdiction of                                      (I.R.S. Employer
Incorporation or Organization)                                  Identification Number)

1200 12th Avenue South, Suite 1200                                   98144-2734
     Seattle, Washington                                              (Zip Code)
(Address of Principal Executive Offices)

                               AMAZON.COM, INC.
                          2001 STAKEHOLDER TRUST PLAN
                           (Full Title of the Plan)

                              L. Michelle Wilson
                   Senior Vice President and General Counsel
                               Amazon.com, Inc.
                      1200 12th Avenue South, Suite 1200
                        Seattle, Washington 98144-2734
                    (Name and Address of Agent for Service)

                                (206) 266-1000
         (Telephone Number, Including Area Code, of Agent for Service)

                        --------------------------------

  Copies of all communications, including all communications sent to agent for service, should be sent to:

                               Ronald O. Mueller
                          Gibson, Dunn & Crutcher LLP
                   1050 Connecticut Avenue, N.W., Suite 900
                            Washington, D.C.  20036
                                (202) 955-8500

                        ------------------------------

                                                 CALCULATION OF REGISTRATION FEE

===================================================================================================================================
           TITLE OF SECURITIES              AMOUNT TO BE       PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
             TO BE REGISTERED                REGISTERED    OFFERING PRICE PER SHARE    AGGREGATE OFFERING PRICE   REGISTRATION FEE
==================================================================================================================================
Common Stock, par value $0.01 per share      132,010 (1)           $18.938 (2)               $2,500,000 (2)              $625
==================================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein. The filing of the Form S-8 shall not be deemed an admission that the Amazon.com, Inc. 2001 Stakeholder Trust Plan is subject to registration under the Securities Act of 1933, as amended.

(2) Based upon a per share price of $18.938, the closing price on the date that the Company announced the Amazon.com, Inc. 2001 Stakeholder Trust Plan. Pursuant to Rule 457(c), as provided for under Rule 457(h), the average of the high and low closing price on April 26, 2001, was $15.75.

================================================================================

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Amazon.com, Inc., a Delaware corporation (the "Company") and the Amazon.com, Inc. 2001 Stakeholder Trust Plan (the "Plan", and collectively, the "Registrants"), relating to shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to be issued under the Plan.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of the Company heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

     (1) The Company's most recent Annual Report on Form 10-K, which on the date this Form S-8 is filed is the Company's Form 10-K for its fiscal year ended December 31, 2000, filed on March 23, 2001.

     (2) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended after the date of the Form 10-K referred to above, which on the date this Form S-8 is filed is the Comany's Form 10-Q for its first quarter ended March 31, 2001, filed on April 27, 2001.

     (3) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A, filed on May 2, 1997, together with any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein and any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 10 of the Company's Bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Company or that, being or having been a director or officer of the Company, such person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

     The Bylaws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of the Company's Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Company has entered into certain indemnification agreements with its officers and directors. The indemnification agreements provide the Company's officers and directors with further indemnification, to the maximum extent permitted by the DGCL.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.    EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:


      Exhibit
      Number                            Description
      ------                            -----------
       4.1    Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000)
       4.2    Restated Bylaws of the Company (incorporated by reference to the Company's
              Current Report on Form 8-K dated February 28, 2000)
       5.1    Opinion of Gibson, Dunn & Crutcher LLP
      23.1    Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
      23.2    Consent of Ernst & Young LLP, Independent Auditors
      24.1    Power of Attorney (included on Signature Page of this Registration Statement)

  ITEM 9.  UNDERTAKINGS.


(1)  The undersigned Registrants hereby undertake:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      The Company. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of April, 2001.


                                                AMAZON.COM, INC.

                                                By: /s/ Jeffrey P. Bezos
                                                    ---------------------
                                                    Jeffrey P. Bezos
                                                    President, Chief Executive
                                                      Officer and Chairman of
                                                      the Board

     Each person whose signature appears below constitutes and appoints Jeffrey
P. Bezos, Warren C. Jenson and L. Michelle Wilson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or said attorney-in-fact and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed below by the following persons in the capacities indicated on April 30, 2001.


      Signature                                                   Title

PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR

   /s/ Jeffrey P. Bezos
--------------------------------------------         President, Chief Executive Officer
    Jeffrey P. Bezos                                     and Chairman of the Board

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

   /s/ Warren C. Jenson
--------------------------------------------         Senior Vice President, Chief Financial
       Warren C. Jenson                               Officer and Chief Accounting Officer


     /s/ Tom A. Alberg
------------------------------------                                  Director
         Tom A. Alberg

     /s/ Scott D. Cook
------------------------------------                                  Director
         Scott D. Cook

     /s/ L. John Doerr
------------------------------------                                  Director
         L. John Doerr

     /s/ Patricia Q. Stonesifer
------------------------------------                                  Director
         Patricia Q. Stonesifer

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Amazon.com, Inc. 2001 Stakeholder Trust Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of April, 2001.

                                           AMAZON.COM, INC.


                                           By: /s/ Jeffrey P. Bezos
                                               ---------------------
                                               Jeffrey P. Bezos
                                               Chief Executive Officer

                                 EXHIBIT INDEX



Exhibit No.                               Description
-----------                               -----------


   4.1           Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000)

   4.2           Restated Bylaws of the Company (incorporated by reference to the Company's
                 Current Report on Form 8-K dated February 28, 2000)

   5.1           Opinion of Gibson, Dunn & Crutcher LLP


  23.1           Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

  23.2           Consent of Ernst & Young LLP, Independent Auditors


  24.1           Power of Attorney (included on Signature Page of this Registration Statement)